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                                                                    EXHIBIT 10.2

                                    GUARANTY

GUARANTOR:        Michael L. Ashner, c/o Fur Investors, LLC, 100 Jericho
Quadrangle, Suite 214, Jericho, New York 11753 (the "Guarantor).

GUARANTEE:        First Union Real Estate Equity Mortgage Investments, 125 Park
Avenue, 14th Floor, New York, New York 10017, an Ohio business trust (the "Company").

PURCHASER:        FUR Investors, LLC, 100 Jericho Quadrangle, Suite 214,
Jericho, New York 11753,a Delaware limited liability Company ("FUR").

                  1. GUARANTY. Guarantor guarantees to the Company the full and immediate payment in cash of the Company Stock Escrowed Funds and the Offer Escrowed Funds (as such terms are defined in the Escrow Agreement contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated the date hereof, between the Company and FUR) when due(the "Obligations") This is a guaranty of payment and not of collection.

                  2. CONTINUING AND UNCONDITIONAL GUARANTY; TERMINATION. This Guaranty is irrevocable, continuing, and unconditional. This Guaranty shall terminate upon the earlier to occur of (i) deposit of the Obligations with the escrow agent under the Escrow Agreement either by FUR or the Guarantor and (ii) termination of the Stock Purchase Agreement.

                  3. GUARANTOR'S WAIVERS. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) FUR's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee or other fiduciary in any such proceeding; (ii) other than the Company with respect to its obligations under the Stock Purchase Agreement and the agreements annexed thereto, failure of any party to perform their obligations to FUR; or (iii) any amendment or modification to, or waiver of any of the terms or conditions of the Escrow Agreement or the Stock Purchase Agreement approved by FUR.

                           (b)      WAIVERS OF NOTICE, ETC. The Guarantor waives
acceptance, assent and all rights of notice or demand including, without limitation, (i) notice of acceptance of this Guaranty; (ii) FUR's nonpayment of the Obligations; (iii) presentment, protest and demand for payment; and (iv) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Company's reliance on or enforcement of this Guaranty.

                  4. EXPENSES. Guarantor agrees to reimburse the Company on demand for all of the Company's expenses, costs, damages and losses of any kind or nature, including without limitation actual attorneys' fees and disbursements incurred by the Company in the successful enforcement of this Guaranty.

                  5. NON-WAIVER BY THE COMPANY; MISCELLANEOUS. This is the entire agreement between Guarantor and the Company with respect to the Guaranty. This Guaranty may not be assigned by either party, shall inure to the benefit of the Company and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and

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remedies of the Company are cumulative and no such right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by the Company of any right or remedy shall preclude exercise by the Company at any time at its sole option of the same or any other right or remedy of the Company without notice. No course of dealing or other conduct, no oral agreement or representation made by the Company or usage of trade shall operate as a waiver of any right or remedy of the Company. No waiver or amendment of any right or remedy of the Company or release by the Company shall be effective unless made specifically in writing by the Company. This Guaranty shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty.

                  6. GUARANTOR'S CONSENT TO JURISDICTION. In any action or other legal proceeding relating to this Guaranty, Guarantor (a) consents to the personal jurisdiction of any State or Federal court located in the State of New York; (b) waives objection to the laying of venue; (c) waives personal service of process and subpoenas; (d) consents to service of process and subpoenas by registered or certified mail directed to Guarantor at the address set forth above, with such service to be deemed completed five days after mailing; and (e) consents to a final judgment hereunder being sued upon in any court having jurisdiction.

                  7. WAIVER OF JURY TRIAL. Guarantor and the Company each waive any right to trial by jury in any action with respect to this Guaranty.

                                    GUARANTOR:

                                    /s/ Michael L. Ashner
                                    ---------------------
                                    Michael L. Ashner
                                    Date: November 26, 2003

Witnessed by:

/s/ Lizette Beltran
-------------------
Name: Lizette Beltran
Address: 100 Jericho Quadrangle, Jericho, NY 11753
Date: November 26, 2003

FIRST UNION REAL ESTATE EQUITY MORTGAGE INVESTMENTS

By: /s/ Neil H. Koenig
----------------------
Name: Neil H. Koenig
Title: Chief Financial Officer
Date: November 26, 2003

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